Exhibit 1.2

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

Amendment No. 1 to the At Market Issuance Sales Agreement

February 26, 2021

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, New York 10171

Robert W. Baird & Co. Incorporated

777 E. Wisconsin Avenue

Milwaukee, Wisconsin 53202

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Loop Capital Markets LLC

111 W. Jackson Blvd., Suite 1901

Chicago, Illinois 60604

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Nomura Securities International, Inc.

Worldwide Plaza

309 West 49th Street

New York, New York 10019

Ladies and Gentlemen:

Reference is made to the At Market Issuance Sales Agreement, dated May 13, 2020 (the “Agreement”), among Hannon Armstrong Sustainable Infrastructure Capital, Inc., a Maryland corporation (the “Company”), and B. Riley FBR, Inc., Robert W. Baird & Co. Incorporated, BofA Securities, Inc., Loop Capital Markets LLC, SMBC Nikko Securities America, Inc. and Nomura Securities International, Inc., as an agent and/or principal (each, an “Agent” or collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company of shares of Common Stock having an aggregate gross sales price not to exceed $350,000,000 on the terms set forth in the Agreement.

SECTION 1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2. Amendments.

(a)	Addressees:

(i)	The address of B. Riley FBR, Inc. on page 1 of the Agreement is amended and restated as follows:

B. Riley Securities, Inc.

299 Park Avenue 21st Floor

New York, New York 10171

(b)	Introductory Paragraph:

(i)	The aggregate gross sales price in the introductory paragraph on page 1 of the Agreement is amended to replace “$350,000,000” with “$500,000,000”.

(ii)	For the avoidance of doubt, the amounts sold counted against the aggregrate gross sales price shall not include amounts sold pursuant to the Agreement prior to the date hereof.

(c)	Section 10 (Notices):

(i)	Section 10 of the Agreement is hereby amended as follows:

(A)	to amend and restate the address for Loop Capital Markets as follows:

“Loop Capital Markets at 111 W. Jackson Blvd., Suite 1901, Chicago,

IL 60604 to the attention of Corporate Investment Banking”

(B)	to amend and restate the address for SMBC Nikko Securities America, Inc. as follows:

“SMBC Nikko Securities America, Inc., 277 Park Avenue, New York,

NY 10172, (email: nyecm@smbcnikko-si.com)”

(C)	to amend and restate the address for BofA Securities, Inc. as follows:

“BofA Securities, Inc. at One Bryant Park, New York, NY 10036,

Attention: DG ATM Execution (email: dg.atm_execution@bofa.com)”.

(d)	Annex:

(i)	The introductory paragraph in Annex I of the Agreement is hereby amended to add “as amended, ” immediately after the open parenthesis and immediately before the phrase “the “Sales Agreement”)”.

SECTION 4. No Further Amendment. The Agreement, as amended by this Amendment No. 1 to the Agreement (this “Amendment”), is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 5. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6. Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

SECTION 7. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

[Signature page follows]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and each of the Agents.

Very truly yours,

HANNON ARMSTRONG SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

By:	/s/ Jeffrey W. Eckel
Name:	Jeffrey W. Eckel
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to the At Market Issuance Sales Agreement]

Accepted and agreed as of the date first above written:

B. RILEY SECURITIES, INC

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Christopher Walter
Name:	Christopher Walter
Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Jason Satsky
Name:	Jason Satsky
Title:	Managing Director

LOOP CAPITAL MARKETS LLC

By:	/s/ Sidney Dillard
Name:	Sidney Dillard
Title:	Partner

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name:	Michelle Petropoulos
Title:	Managing Director

NOMURA SECURITIES INTERNATIONAL, INC.

By:	/s/ Meir Lewis
Name:	Meir Lewis
Title:	Managing Director

[Signature Page to Amendment No. 1 to the At Market Issuance Sales Agreement]